Exhibit 1.02
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)

Pitney Bowes Inc. (“we,” “us,” “our,” or the “Company”) submits this report pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Financial Reform and Consumer Protection Act (the “Act”). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the “Covered Countries”), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2016 calendar year. Based on our inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2016.
Based on our due diligence for these 2016 products, our suppliers identified a total of 313 potential smelters or refiners of 3TG in their supply chains. However, 21 of these smelters or refiners are no longer included in the Smelter Reference List of CFSI’s Conflict Minerals Reporting Template based on CFSI’s determination that these entities did not actually engage in smelting or refining activities or are no longer in operation. Of the 292 remaining smelters or refiners, 254 (or 87%) were listed by CFSI as compliant with the Conflict Free Smelter Program or in process to become compliant (as of April 25, 2017) . The remaining 38 smelters or refiners identified are not yet participating in an auditing program; however, we have no information that would indicate that these smelters or refiners sourced 3TG from the Covered Countries. For a list of the reported entities identified by our suppliers that are also identified as smelters or refiners of 3TG in CFSI’s Smelter Reference List, please refer to Appendix A.

Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners of necessary conflict minerals that may have been contained in our products and that are recognized by the CFSI to be processors of conflict minerals, and reviewing available information on the sourcing of conflict minerals by these smelters and refiners.

As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters, or refiners for use in these 2016 products. Information regarding the countries from which the identified smelters and refiners may source 3TG was not readily available to us and was not always provided to us by the Surveyed Suppliers (defined below). As part of our efforts to determine the mine or location of origin of 3TG in our products, we searched for publicly available information on the sourcing practices of identified smelters and refiners. In some instances, conflict mineral policies and related resources were available on the CFSI website for identified smelters and refiners that are listed as compliant with Conflict Free Smelter Program assessment protocols. However, we were unable to locate country of origin information for the Conflict Minerals processed by many of the identified smelters and refiners. In addition, many of the Surveyed Suppliers identified all of the smelters and refiners potentially associated with all of their product offering and did not always limit the information provided to products supplied to Pitney Bowes. To the extent we located information on the potential origin of 3TG processed by these compliant smelters or refiners, we identify those countries in Appendix B. However, due to limitations discussed above, Pitney Bowes is unable to confirm whether necessary 3TG metals contained in our products in fact originated in any of these countries.

Our due diligence activities are further described in this report.

1. Pitney Bowes’ Design of Due Diligence
A. Due Diligence Framework
We designed our due diligence to conform, in all material respects, with the framework set out in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”), published by the Organisation for Economic Cooperation and Development (the “OECD”). Since the Company does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. In this regard, we have designed our due diligence to leverage the due diligence tools developed by CFSI, including a supplier survey based on the Template, which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company’s supply chain. We have incorporated the following five-step, risk-based approach to 3TG due diligence based on OECD Guidance into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal management systems to identify and manage the 3TG in our global supply chain;

•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	design and implement a strategy to respond to 3TG risks in our supply chain;

•	support independent auditing of smelter and refiner due diligence practices; and

•	report publicly on supply chain due diligence.
B. Scope of Due Diligence.
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council (“ITIC”), and attended industry association meetings to assess how other multinational corporations were approaching Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the CFSI and ITIC. We sent the Conflict Minerals survey to the 100 suppliers who provide nearly 95% of the total dollar spend for Pitney Bowes (the “Surveyed Suppliers”). We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, and the smelters and refiners of Conflict Minerals in their supply chains.
The Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team (defined below) monitored supplier responses to our surveys and contacted the Surveyed Suppliers who submitted incomplete responses or who failed to respond. We requested updated submittals from the Surveyed Suppliers that submitted responses with a less than 75% response rate from their supply chain and suppliers that listed smelters with inaccurate information. Data received from Surveyed Suppliers through March 17, 2017 have been included in this report.
We collected and tracked the survey responses in our product compliance database for consolidation, validation, and further analysis. We also generated monthly status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.
C. Due Diligence Results for Pitney Bowes’ 2016 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2016.
Some examples of these products include: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes; inserters; sorters; folders; mail openers; tabbers; scales; mail kiosks; monitors; printers; accessories; and peripherals.

D. Pitney Bowes’ Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Corporate Responsibility Report published in October 2016. We have also posted this Conflict Minerals Report on our website (follow this link for more information: http://www.pitneybowes.com/us/our-company/corporate-responsibility).
2. Pitney Bowes’ Due Diligence Measures Undertaken for 2016 Products
In an effort to continue to identify and mitigate the risk that the use of 3TG in our products going forward may benefit armed groups involved in civil strife in the Covered Countries, we have adopted the OECD Guidance on supply chain 3TG due diligence to help us create a risk management program for product stewardship requirements (including Conflict Minerals) .
A. Development of an Internal, Strong Management System.
1. High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company’s overall supply chain due diligence efforts (inclusive of conflict minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the “Product Compliance Team”) and the Environmental Committee (the “Environmental Committee”).
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety (“EHS”), Finance and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.
The Environmental Committee is made up of departmental managers holding senior positions in various departments in the company including: Procurement, Global Supply Chain, Engineering, EHS, Quality, Ethics and Compliance, Legal, Finance, Business Continuity, Global Product Line Management, Enterprise Risk and Internal Audit and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance regarding environmental product compliance, authorizing the financial and human resources needed for product compliance, and enforcing corrective action measures within Company operations and within our supply chain. The Environmental Committee reports potential issues and company risks to the Enterprise Risk Management team. The Enterprise Risk Management team, comprised or members or senior management from various functions and business units, reviews the Company’s efforts in managing a wide range of risks of the Company.
2. Pitney Bowes’ Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company’s goal that we will not knowingly manufacture or contract to manufacture products that include Conflict Minerals that originate from the Covered Countries, unless they were processed by smelters and refiners that are certified as “conflict free” or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source products, parts and components from socially responsible sources and conduct reasonable due diligence on their supply chains in an effort to assure that Conflict Minerals are not knowingly sourced from the Covered Countries unless they were processed by smelters and refiners that are compliant with the Conflict Free Smelter Program or came from recycled or scrap sources.

We also adopted certain procedures and took the following steps regarding our use of 3TG:

•	updated our Supplier Code of Conduct with a new section that outlines Conflict Minerals and other product compliance requirements;

•	revised our engineering standards and specifications to include requirements to specify that suppliers must meet Section 1502(4) of the Dodd Frank Act;

•	amended our audit templates to include periodic audits of supplier requirements with respect to products containing 3TG;

•	developed a product review process that includes consideration of Conflict Minerals issues;

•	updated and distributed to all new suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;

•	published Conflict Minerals information on our website and in our Corporate Responsibility Report;

•	added Conflict Minerals to the Enterprise Risk Management review activity to ensure frequent review by our management;

•	included review of Conflict Minerals supply chain data and related processes to the Company’s annual schedule of environmental compliance reviews of key suppliers;

•	conducted training classes through our automated training tool, webex or in person that educated relevant employees;

•	educated Suppliers and other partners regarding Conflict Minerals during some business reviews;

•	required Surveyed Suppliers to complete surveys with the goal of identifying the smelters and refineries used to process Conflict Minerals in their supply chain;

•	developed internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;

•	tracked and reported supplier data in a product compliance information database;

•
in 2015 we developed and implemented a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers - this protocol documents our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable, or indeterminable information; and

•	benchmarked Conflict Minerals best practices with other multinational corporations.
We also revised our written internal product environmental compliance requirements to include Conflict Minerals requisites as documented in our Environmental Compliance Standard Operating System.
3. Pitney Bowes’ system of controls and transparency over the 3TG supply chain
As part of the Company’s broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts, or components.
Surveyed Suppliers who failed to respond to our request for data were subject to additional evaluation to determine whether further engagement or escalation was necessary.
4. Pitney Bowes’ engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Suppliers and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our Suppliers our requirements that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract wording to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier’s compliance with our policies and contractual requirements. Our Surveyed Suppliers have received training regarding Conflict Minerals requirements and completion of our product compliance database.
5. Pitney Bowes’ Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, clients and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.

B. Identification and Assessment of Risk in Our Supply Chain.
The Company intends to continue its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1.
C. Strategy for Responding to Identified Risks in Our 3TG Supply Chain.
As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.
We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.
D. Support for Independent Third-party Audits of Supply Chain Due Diligence

Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities’ supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refiner sourcing audits conducted by independent third parties and industry groups, such as the CFSI’s Conflict-Free Smelter Program, through our conflict minerals policy and expectations regarding conflict-free sourcing of minerals from the Covered Countries.
3. Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Rule. Where there is reason to believe that a supplier is not honoring its contractual obligations to adopt a Conflict Minerals policy and provide the necessary data to us, we will work with the supplier to address the non-compliance. In the event of continued non-compliance, we will consider appropriate measures including, if and as appropriate, termination of our relationship with a supplier.

Appendix A

List of Smelters / Refiners Identified by the Surveyed Suppliers

The following list provides the name, location and status of smelters and refiners identified by the Surveyed Suppliers. Pitney Bowes is unable to confirm that any or all smelters and refiners in this list processed the necessary 3TG metals contained in our products, since a number of the Surveyed Suppliers identified all smelters and refiners in their total supply chain and did not limit their responses to the specific products supplied to Pitney Bowes.

Smelter and refiner names and locations were drawn from the Smelter Reference List in the latest version of the Template. Smelters or refiners designated as “Compliant” were listed by CFSI as compliant with Conflict Free Smelter Program assessment protocols as of April 25 2017; smelters or refiners designated as “Active” were listed by CFSI as of this date as having committed to undergo an audit or as participating in a similar assessment program such as the LBMA Responsible Gold Certification or Responsible Jewellry Council’s Chain-of-Custody Certification. Entities that are no longer recognized as smelters or refiners are not included in the reference list below (for example, if they are no longer included in the Smelter Reference List of the Template based on CFSI’s determination that the entity did not actually engage in smelting or refining activities or if we or CFSI believe they are no longer in operation).

Metal	Smelter / Refiner Name	Smelter / Refiner Location	Status
Gold	Advanced Chemical Company	United States	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Compliant
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China	Not Yet Participating
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corporation	Japan	Compliant
Gold	Asahi Refining Canada Limited	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Yet Participating
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Not Yet Participating
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Métaux S.A.	Switzerland	Active
Gold	CHALCO Yunnan Copper Co. Ltd.	China	Not Yet Participating
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Not Yet Participating
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Not Yet Participating
Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Elemetal Refining, LLC	United States	Compliant
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Not Yet Participating
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Not Yet Participating
Gold	Geib Refining Corporation	United States	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Not Yet Participating
Gold	Guangdong Jinding Gold Limited	China	Not Yet Participating

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Yet Participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Yet Participating
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China	Not Yet Participating
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Yet Participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Company Limited	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Yet Participating
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	L'azurde Company For Jewelry	Saudi Arabia	Not Yet Participating
Gold	Lingbao Gold Co., Ltd.	China	Not Yet Participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Yet Participating
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Yet Participating
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Active
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Morris and Watson	New Zealand	Not Yet Participating
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Yet Participating
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Précinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SAAMP	France	Not Yet Participating

Gold	Sabin Metal Corp.	United States	Not Yet Participating
Gold	Samduck / Samdok Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Yet Participating
Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería S.A.	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Yet Participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States	Not Yet Participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	China	Compliant
Tantalum	E.S.R. Electronics	United States	Not Yet Participating
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	Germany	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	Kemet Blue Powder	United States	Compliant

Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining & Smelting	Japan	Compliant
Tantalum	Molycorp Silmet A.S.	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	Plansee SE Liezen	Austria	Compliant
Tantalum	Plansee SE Reutte	Austria	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemicals	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Compliant
Tin	Alpha	United States	Compliant
Tin	An Thai Minerals Co., Ltd.	Viet Nam	Not Yet Participating
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Not Yet Participating
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Active
Tin	Elmet S.L.U.	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Estanho de Rondônia S.A.	Brazil	Not Yet Participating
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Not Yet Participating
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Active
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Not Yet Participating
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant

Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT JusTindo	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Active
Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Yet Participating
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	Yunnan Tin Company Limited	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	ACL Metais Eireli	Brazil	Not Yet Participating
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Not Yet Participating
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Not Yet Participating
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck GmbH	Germany	Compliant

Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Not Yet Participating
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Not Yet Participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States	Compliant
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Moliren Ltd	Russian Federation	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	China	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Active

Appendix B

Countries of Origin

Potential countries of origin for 3TG processed by compliant smelters or refiners may include (but are not necessarily limited to):

Australia
Austria
Bolivia
Brazil
China
Democratic Republic of Congo*
Germany
Indonesia
Kyrgyzstan
Myanmar
Papua New Guinea
Peru
Russian Federation
Rwanda*
Tajikistan
United States of America

Countries designated with an asterisk (*) are Covered Countries.